Exhibit 5.1

March 3, 2021

Morphic Holding, Inc.
35 Gatehouse Drive, A2
Waltham, MA 02451

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Morphic Holding, Inc., a Delaware corporation (the “Company”), of up to 4,025,000 shares of the Company’s Common Stock, par value $0.0001 per share, including 525,000 shares of the Company’s Common Stock subject to an underwriters’ option to purchase additional shares (the “Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company, Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-239607) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 1, 2020 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on July 8, 2020, including the prospectus dated July 8, 2020 included therein (the “Base Prospectus”), as supplemented by the final prospectus supplement dated March 2, 2021, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the underwriting agreement pursuant to which the Stock will be sold to the underwriters, the Registration Statement, the Company’s Restated Certificate of Incorporation (the “Certificate”) and the Company’s Restated Bylaws, as amended (the “Bylaws”), certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP